                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights", "Other Service Providers" and "Financial Statements" and to the use of our reports dated December 17, 1999 and February 11, 2000 in the Registration Statement (Form N-1A) of the American AAdvantage Mileage Funds and their incorporation by reference in the related Prospectuses and Statements of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 (File No. 33-91058) and in this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9018).




                                                     /s/ ERNST & YOUNG LLP



Dallas, Texas
February 25, 2000
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of S&P 500 Index Mileage Fund (one of the funds comprising the American AAdvantage Mileage Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 1, 2000